Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

         We consent to the incorporation by reference in Registration Statements No. 333-145860 and No. 333-134404 on Form S-3 of our report dated February 26, 2008 relating to the consolidated financial statements of Annaly Capital Management, Inc. and the effectiveness of Annaly Capital Management, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Annaly Capital Management, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
New York, New York
February 26, 2008